Exhibit 99.7

Related Party Transaction – Form of Option Agreement

English Translation for Reference Purpose Only

Exclusive Option Agreement

This Exclusive Option Agreement (“Agreement”) is executed on [  ], 200[  ] in Beijing among:

Party A: New Oriental Education & Technology Group Inc.,

Party	B: [the name of each shareholder of Beijing NOE], and

Party C: Beijing New Oriental Education & Technology (Group) Co., Ltd.

In respect of Party A’s purchase of the equity interest of Party C held by Party B, the Parties hereto upon friendly negotiation agree as follows:

1.	Target Equity Interest

1.1	Party A shall have the right to require Party B transfer of the [ %] equity interest of Party C it holds (“Target Equity Interest”), in whole or in part, subject to Party A’s specific requirements, and Party B shall transfer the Target Equity Interest to Party A or to a third party designated by Party A in accordance with Party A’s requirements under the following circumstances:

(1)	Party A can legally own all or part of the Target Equity Interest under the PRC Laws; or

(2)	Other circumstances deemed as proper or necessary by Party A.

All the rights of Party A under this Agreement shall be exclusive and irrevocable.

1.2	All the Parties agree that Party A shall have the right to exercise its purchase right in whole or in part and to acquire the Target Equity Interest in whole or in part without any limit to the times of such exercising.

1.3	All the Parties agree that Party A may designate any third party to acquire the Target Equity Interest in whole or in part and Party B shall not refuse and shall transfer the Target Equity Interest in whole or in part to such third party.

1.4	Prior to the transfer of the Target Equity Interest to Party A according to this Agreement, Party B shall not transfer the Target Equity Interest without the Party A’s prior consent in writing.

Exhibit 99.7

Related Party Transaction – Form of Option Agreement

English Translation for Reference Purpose Only

2.	Procedures

2.1	When signing this Agreement, Party B shall also execute the “Equity Interest Transfer Agreement” in the format set forth in APPENDIX 1 attached hereto and the “Agreement Letter” according to APPENDIX 2 attached hereto, and submits the said two documents to Party A for safekeeping.

2.2	If Party A decides to acquire the Target Equity Interest pursuant to Article 1.1 hereinabove, it shall send written notice to Party B which specifies the proportion of the Target Equity Interest to be acquired and identifies the transferee. Party B and Party C shall furnish all materials and documents necessary for the registration of said equity interest transfer within 7 days after the date of Party A’s notice.

2.3	Except the notice obligation provided in Article 2.2 of this Agreement, there shall be no other prerequisite, incidental conditions or procedures as to Party A’s option right to purchase the Target Equity Interest.

3.	Transfer Price

3.1	The total transfer price for the Target Equity Interest shall be the lowest price allowable under the PRC Laws at the time of said transfer. If the Target Equity Interest is transferred in installments, the due transfer price for one installment shall be determined in accordance with the proportion of Target Equity Interest under said transfer.

3.2	All the taxes, fees and expenses arising from the transfer of the Target Equity Interest shall be the sole responsibility of the Party in accordance with the PRC Laws.

4.	Appendices

In the event that at the time of the Target Equity Interest transfer, there is a need to modify the format of ‘Equity Interest Transfer Agreement” set forth in APPENDIX 1 attached hereto pursuant to then effective PRC Laws, the Parties shall modify said format in good faith in compliance with PRC Laws and regulations.

Exhibit 99.7

Related Party Transaction – Form of Option Agreement

English Translation for Reference Purpose Only

The appendices are integral parts of this Agreement and have the same legal effects as the other parts of the Agreement.

5.	Confidentiality

All the articles of this Agreement and the Agreement itself shall be kept confidential by all the Parties and shall not be disclosed to any third party excluding senior officers, directors, employees, agents and professional consultants. If any Party is required by PRC Laws to disclose any information in connection with this Agreement to the government, the public or shareholders, or to file this Agreement with governmental authorities concerned, that Party shall not be subject to this Article.

This Article shall survive any amendment, rescission or termination of this Agreement.

6.	Liability for Breach of Contract

One Party shall be deemed to have breached this Agreement and compensate the other Parties for all losses if it fails to perform any of its obligations under this Agreement or its representations or warrants under this Agreement proves to be substantially false or incorrect.

7.	Force Majeure

In the event of force majeure influencing the performance of this Agreement, the Party suffering the force majeure event shall forthwith notify the other Parties in the form of telegraph, facsimile or other electric forms immediately and provide the written certificate concerning force majeure within fifteen (15) working days. According to the extent of the impact of the force majeure event on the performance of this Agreement, all Parties shall negotiate and decide whether to rescind the Agreement, partly relieve obligation, or delay the performance of the Agreement.

Exhibit 99.7

Related Party Transaction – Form of Option Agreement

English Translation for Reference Purpose Only

8.	Miscellaneous

8.1	Any dispute arising in the process of performing this Agreement shall be settled through amicable consultations. If the dispute cannot be settled through such consultation, the dispute shall be submitted to arbitration with Beijing Arbitration Commission in Beijing in accordance with its arbitration rules. The award of the arbitrator(s) shall be final.

8.2	This Agreement shall be effective on the date of execution.

8.3	This Agreement is executed in Chinese with 3 copies, each of which shall be held by each Party.

Exhibit 99.7

Related Party Transaction – Form of Option Agreement

English Translation for Reference Purpose Only

(Signature Page)

Party A:	New Oriental Education & Technology Group Inc.

Signature:	Yu Minhong

Party B:	[the name of each shareholder of Beijing NOE]

Signature:

Party C:	Beijing New Oriental Education & Technology (Group) Co., Ltd.

Signature:	Yu Minhong

Exhibit 99.7

Related Party Transaction – Form of Option Agreement

English Translation for Reference Purpose Only

APPENDIX 1

Equity Interest Transfer Agreement

This Equity Interest Transfer Agreement (“Agreement”) is entered into in Beijing, PRC by:

Transferor:

Transferee:

NOW, the Parties agree as follows concerning the equity interest transfer:

1.	The transferor agrees to transfer to the transferee [ %] of equity interest of Beijing New Oriental Education & Technology Group Inc. held by the transferor, and the transferee agrees to accept said equity interest.

2.	After the closing of equity interest transfer, the transferor shall not have any rights and obligations as a shareholder of Beijing New Oriental Education & Technology Group Inc., and the transferee shall have such rights and obligations as a shareholder of Beijing New Oriental Education & Technology Group Inc.

3.	Any matter not covered by this Agreement may be determined by the Parties by way of signing supplementary agreements.

4.	This Agreement shall be effective from the signing day.

5.	This Agreement is executed in four copies, one of which shall be held by each Party. The rest copies are made for the purpose of going through business registration of such change.

Transferor:

Signature:

Date:

Transferee: Beijing New Oriental Education & Technology (Group) Co., Ltd.

Authorized Signature:

Date:

Exhibit 99.7

Related Party Transaction – Form of Option Agreement

English Translation for Reference Purpose Only

APPENDIX 2

Agreement Letter

To:	Beijing New Oriental Education & Technology (Group) Co., Ltd., and New Oriental Education & Technology Group Inc.

I, as the shareholder of Beijing New Oriental Education & Technology (Group) Co., Ltd., hereby agree and confirm as follows:

1. I agree that other shareholders of Beijing New Oriental Education & Technology (Group) Co., Ltd. (“other shareholders”) transfer equity interest of Beijing New Oriental Education & Technology Group Inc. held by them to New Oriental Education & Technology Group Inc. or the third party prescribed by New Oriental Education & Technology Group Inc.

2. I agree to waive my preemptive right when the other shareholders transfer their equity interest to New Oriental Education & Technology Group Inc. or a third party designated by New Oriental Education & Technology Group Inc.

3. I agree to sign or provide necessary documents for the purpose of going through the registration of said transfer when the other shareholders transfer their equity interest to New Oriental Education & Technology Group Inc. or the third party prescribed by New Oriental Education & Technology Group Inc.

This Agreement Letter shall be effective from the signing date.

[describe the name of each shareholder of Beijing NOE]

Signature:

Date: December 22, 2004

Exhibit 99.7

Related Party Transaction – Form of Option Agreement

English Translation for Reference Purpose Only

Amendment to the Option Agreement

This Amendment to the Option Agreement (“Amendment”) is executed on May 25, 2006 in Beijing among:

Party A:	New Oriental Education & Technology Group Inc.

Party B:	Beijing Shiji Youhao Education Investment Co., Ltd.

Beijing Beizhi Culture & Education Co., Ltd.

Xu Xiaoping

Beijing Hongcai Education & Technology Co., Ltd.

Bao Fanyi

Beijing Jin Mu Tu Technology & Trading Co., Ltd.

He Qingquan

Qingdao Feixiang Language Services Co., Ltd.

Qian Yongqiang

Beijing Jinfan Fengdu Culture Development Co., Ltd.

Beijing Tian Yi Yang Technology Development Co., Ltd.

Party C: Beijing New Oriental Education & Technology (Group) Co., Ltd.

WHEREAS,

Party A, B and C have entered into the Option Agreement with respect to the equity interest of Party C held by Party B.

The Parties hereto upon friendly discussion agree on the following terms of the Amendment with respect to the Option Agreement executed by Party A, B and C, respectively.

1.	All Parties hereby confirm that the execution, performance, construction of the only Option Agreement executed by Party A, B and C are governed by the PRC laws and Party B only transfers the equity interest of Party C it holds to Party A or its designated third party when and to the extent permitted by PRC laws.

2.	All Parties hereby confirm that each party of Party B undertakes the obligations provided hereunder and in the Option Agreement independently and each party of Party B shall not be jointly and severally liable for such obligations.

Exhibit 99.7

Related Party Transaction – Form of Option Agreement

English Translation for Reference Purpose Only

3.	This Amendment will become effective upon the date on which each Party hereto signs on this Amendment and shall be the binding amendment to the Option Agreement. This Amendment shall have the same legal effect as the Option Agreement.

4.	This Amendment is made in Chinese with 13 originals, each of which is held by each Party hereto and has the same legal effect.

Exhibit 99.7

Related Party Transaction – Form of Option Agreement

English Translation for Reference Purpose Only

(Signature Page)

Party A:	New Oriental Education & Technology Group Inc.

Party B:	Beijing Shiji Youhao Education Investment Co., Ltd.

Beijing Beizhi Culture & Education Co., Ltd.

Xu Xiaoping

Beijing Hongcai Education & Technology Co., Ltd.

Bao Fanyi

Beijing Jin Mu Tu Technology & Trading Co., Ltd.

He Qingquan

Qingdao Feixiang Language Services Co., Ltd.

Qian Yongqiang

Beijing Jinfan Fengdu Culture Development Co., Ltd.

Beijing Tian Yi Yang Technology Development Co., Ltd.

Party C:	Beijing New Oriental Education & Technology (Group) Co., Ltd.